Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT - PREDECESSOR

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-271240) and Form S-8 (File No. 333-272067) of our report dated May 23, 2024 with respect to our audit of the combined carve-out financial statements of CXApp Holdings Corp. (f/k/a Design Reactor, Inc. and Subsidiaries) appearing in this Annual Report on Form 10-K of CXApp Inc. for the year ended December 31, 2024.

/s/ Marcum llp

New York, NY

April 7, 2025